UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 9, 2014

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	000-23322	93-1034484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(877) 617-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.
         On June 9, 2014, Cascade Bancorp (the “Company”) held its 2014 Annual Meeting of Shareholders. Three proposals were submitted to and approved by the Company’s shareholders. The holders of 46,151,621 shares of common stock, 97.03% of the outstanding shares entitled to vote as of the record date, which constituted a quorum, were represented at the meeting in person or by proxy. The proposals are described in detail in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on April 28, 2014. The final results were as follows:

Proposal 1.    To elect 10 directors to the Board of Directors.

At the Annual Meeting, the shareholders elected each director nominee to the Board of Directors by the following votes:

	For		Withheld
	# of Votes	% of shares voted	# of Votes	% of shares voted	Broker Non-Votes
Jerol E. Andres	44,205,150	99.27%	322,895	0.73%	1,623,576
Chris C. Casciato	44,206,758	99.28%	321,287	0.72%	1,623,576
Michael J. Connolly	44,208,986	99.28%	319,059	0.72%	1,623,576
Henry H. Hewitt	44,171,201	99.20%	356,844	0.80%	1,623,576
J. LaMont Keen	44,497,614	99.93%	30,431	0.07%	1,623,576
James B. Lockhart III	44,498,334	99.93%	29,711	0.07%	1,623,576
Patricia L. Moss	44,486,789	99.91%	41,256	0.09%	1,623,576
Ryan R. Patrick	44,497,387	99.93%	30,658	0.07%	1,623,576
Thomas M. Wells	44,498,386	99.93%	29,659	0.07%	1,623,576
Terry E. Zink	44,500,300	99.94%	27,745	0.06%	1,623,576

Proposal 2.    To ratify the appointment of BDO USA, LLP as the Company’s independent auditor for fiscal year 2014.

Shareholders ratified the appointment of BDO USA, LLP as the Company’s independent auditor for fiscal year 2014 by the following votes:

For	Against	Abstain	Broker Non-Vote
46,081,593	58,025	12,003	—

Proposal 3.    To approve, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers.

Shareholders approved by a non-binding advisory vote the compensation paid to the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders by the following votes:

For	Against	Abstain	Broker Non-Vote
44,131,653	368,164	28,228	1,623,576

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE BANCORP

By:    /s/ Gregory D. Newton
Gregory D. Newton
Executive Vice President &
Chief Financial Officer

Date:    June 10, 2014